UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EAST KANSAS AGRI-ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 225, 1304 S. Main, Garnett, Kansas 66032

NOTICE OF ANNUAL MEETING OF MEMBERS

Saturday, June 10, 2006

To our members:

The 2006 Annual Meeting of Members (the “2006 Annual Meeting”) of East Kansas Agri-Energy, LLC (“we”, “us”, “our” and “East Kansas”) will be held on Saturday, June 10, 2006 at the Anderson County Junior/Senior High School, 1100 West Highway 31, Garnett, Kansas. Breakfast will be served from at 7:30 a.m. to 9:00 a.m., with registration commencing at 8:30 a.m. The 2006 Annual Meeting will follow the breakfast, and will commence at approximately 9:00 a.m. Tours of the ethanol plant will be offered to members and their spouses following the close of the meeting. Transportation from the meeting to the ethanol plant will be provided.

The purposes of the 2006 Annual Meeting are to:

•                  elect eleven (11) Class A Directors to serve in staggered terms until the 2007, 2008, or 2009 Annual Meetings of Members and until their successors are elected; and

•                  transact such other business as may properly come before the 2006 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call us at (785) 448-2888.

Only members listed on our records at the close of business on May 10, 2006 are entitled to notice of the Annual Meeting and to vote at the 2006 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by us no later than 1:00 p.m. on June 8, 2006.

All members are cordially invited to attend the 2006 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to us at (785) 448-2884 or mail it to us using the enclosed envelope.

By order of the Board of Directors,

/s/ William R. Pracht

WILLIAM R. PRACHT

Chairman of the Board

Garnett, Kansas

May 15, 2006

East Kansas Agri-Energy, LLC

P.O. Box 225

1304 S. Main

Garnett, Kansas 66032

Proxy Statement

Annual Meeting of Members

Saturday, June 10, 2006

The enclosed proxy is solicited by the Board of Directors of East Kansas Agri-Energy, LLC (“we”, “us”, “our” and “East Kansas”) for use at the 2006 annual meeting of members of East Kansas to be held on Saturday, June 10, 2006 (the “2006 Annual Meeting”), and at any adjournment thereof. The 2006 Annual Meeting will be held at the Anderson County Junior/Senior High School, 1100 West Highway 31, Garnett, Kansas. Breakfast will be served from at 7:30 a.m. to 9:00 a.m., with registration commencing at 8:30 a.m. The 2006 Annual Meeting will follow the breakfast, and will commence at approximately 9:00 a.m. Tours of the ethanol plant will be offered to members and their spouses following the close of the meeting. Transportation from the meeting to the ethanol plant will be provided.

This solicitation is being made by mail, however we may also use our officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about May 15, 2006.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:                                  Why did I receive this proxy statement?

A:                                   The Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting because you were a member of East Kansas at the close of business on May 10, 2006, the record date, and are entitled to vote at the meeting.

Q:                                  What am I voting on?

A:                                   The election of eleven (11) directors. The following persons have been nominated by the Nomination Committee to fill the eleven open seats of the Board of Directors: William R. Pracht, Roger J. Brummel, Daniel V. Morgan, Jill A. Zimmerman, Scott A. Burkdoll, Glenn A. Caldwell, Daniel L. Guetterman, Donald S. Meats, Scott Brittenham, Charles P. Torrey, Steve Doering, Walter Wulf and John Burns. In addition, the following persons have been nominated by unit holders: Brad Foote, Byron Long and Harold Wilmarth. Detailed information on each nominee is provided below in the “ELECTION OF DIRECTORS – Biographical Information for Nominees” section.

The Board of Directors has not taken a position on recommending any of the foregoing nominees for election by the members.

Q:                                  How many votes do I have?

A:                                   Members are entitled to one vote for each membership unit that they hold.

Q:                                  What is the voting requirement to elect the directors?

A:                                   In the election of directors, the eleven persons receiving the greatest number of votes relative to the votes cast for their competitors will be elected regardless of whether an individual nominee receives votes from a majority of the quorum.

Q:                                  How many membership units are outstanding?

A:                                   On May 10, 2006, there were 23,798 outstanding membership units.

Q:                                 What is the effect of an abstention?

A:                                   Because directors are elected by plurality vote, abstentions will not be counted either for or against any nominee.

Q:                                  How do I vote?

A:                                   Membership units can be voted only if the holder of record is present at the 2006 Annual Meeting either in person or by proxy. You may vote using any of the following methods:

•                                          Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2006 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2006 Annual Meeting in accordance with the member’s directions. We urge you to specify your choices by marking the appropriate boxes on your enclosed proxy card. You may vote for eleven nominees. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to us at (785) 448-2884 by 1:00 p.m. on June 8, 2006. If you sign and return the proxy card without specifying your choices, your membership units will be voted FOR the incumbent director nominees. See “ELECTION OF DIRECTORS” for a list of the incumbent nominees.

•                                          In person at the 2006 Annual Meeting. All members may vote in person at the 2006 Annual Meeting.

Q:                                  What can I do if I change my mind after I vote my units?

A:                                   You may revoke your proxy by:

•                                          Voting in person at the 2006 Annual Meeting;

•                                          Giving personal or written notice of the revocation to William R. Pracht, Chairman of our Board of Directors, at our offices at 1304 S. Main, Garnett, Kansas 66032; or

•                                          Giving personal or written notice of the revocation to our Secretary, Daniel V. Morgan, at the commencement of the 2006 Annual Meeting.

Q:                                  What happens if I mark too few or too many boxes on the proxy card?

A:                                   If you do not mark any choices on the proxy card, then the proxies will vote your units FOR the incumbent director nominees. If you mark some but not all of the boxes, the proxies will vote your units ONLY for the persons you mark as your choices. Any boxes not marked will not be counted as a vote for the nominee. If you mark more than eleven choices on the proxy card, then your vote will not be counted for any of the nominees. However, your units will be included in the determination of whether a quorum is present.

Q:                                  Who can attend the 2006 Annual Meeting?

A:                                   All members as of the close of business on the record date may attend the 2006 Annual Meeting along with their spouses.

Q:                                  What is the record date for the 2006 Annual Meeting?

A:                                   May 10, 2006.

Q:                                  Who will count the vote?

A:                                   All votes will be tabulated by Tom Leitnaker, Company’s Controller and Chief Financial Officer, and the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions.

Q:                                  What constitutes a quorum?

A:                                   As of the record date, East Kansas had 23,798 issued and outstanding membership units. The presence of members holding 20% of the total outstanding membership units (4,760) constitutes a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum.

Q:                                  How do I nominate a candidate for election as a director at next year’s annual meeting?

A:                                   Next year there will be four directors up for election. Nominations for director seats are made by a nominating committee appointed by our board. In addition, a member can nominate a candidate for director by following the procedures explained in Section 5.2 of our amended and restated operating agreement, as amended by the first amendment to the Amended and Restated operating agreement (referred to herein as the “operating agreement”).

In order for a member nomination to be considered for inclusion in next year’s proxy statement, the nomination must be submitted in writing to us during the 30-day nomination period, which will begin on or about March 10, 2007 and end on or about April 10, 2007. We suggest that nominations be submitted by certified mail-return receipt requested.

Q:                                  How do I submit a proposal for consideration by the members at next year’s annual meeting?

A:                                   Any member proposal intended to be considered for inclusion in our proxy statement for presentation at the 2007 Annual Meeting of members must be received by us no later than January 11, 2007 (120 days prior to the one year anniversary of the date of mailing of this proxy statement). The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2007 Annual Meeting of members without including such proposal in our proxy statement must provide us written notice of such proposal no later than February 13, 2007. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If we do not receive written notice of a member proposal intended to be submitted to the 2007 Annual Meeting by April 10, 2007 the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if we do receive notice of a member proposal intended to be submitted to the 2007 Annual Meeting by April 10, 2007, then the persons named on the proxy card may vote on any such proposal in their discretion only if we include in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:                                  Who is paying for this proxy solicitation?

A:                                   The entire cost of this proxy solicitation will be borne by East Kansas. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of Membership Units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

ELECTION OF DIRECTORS

Eight (8) initial directors, each appointed by the initial members, and three (3) appointed directors, each appointed by the initial directors, comprise the current board of directors. The initial term for these directors ends one (1) year after substantial completion of our facilities, and in all cases when successor directors are elected. Our facilities were substantially completed in June 2005, therefore, the June 10, 2006 election of directors will terminate the initial terms of the eleven (11) directors. All eleven (11) directors are to be elected by the members at the 2006 Annual Meeting.

Pursuant to our operating agreement, the board has passed a resolution dividing the board into three (3) classes which will serve staggered terms until 2007, 2008, or 2009. As a result, in accordance with our operating agreement, which provides for a minimum of seven and a maximum of eleven directors, four directors will serve one-year terms (“Group I”), four directors will serve two-year terms (“Group II”), and three directors (“Group III”) will serve three-year terms. At the first regular meeting of the Board of Directors following the 2006 Annual Meeting, the directors shall by resolution determine which director seats shall be classified as Group I, Group II or Group III directors. Beginning at the 2007 Annual Meeting of Members, the members will vote for four directors to serve three-year terms.

The Board of Directors has nominated the following persons for election as directors: William R. Pracht, Roger J. Brummel, Daniel V. Morgan, Jill A. Zimmerman, Scott A. Burkdoll, Glenn A. Caldwell, Daniel L. Guetterman, Donald S. Meats, Scott Brittenham, Charles P. Torrey, Steve Doering, Walter Wulf and John Burns. All of the nominees are incumbent directors with the exception of Steve Doering, Walter Wulf and John Burns, who were recommended for nomination as a director by the Nominating Committee, and approved by the Board of Directors. In addition, we have received unit holders’ nominations for the following persons have in accordance with the procedures set forth in Section 5.2 of our operating agreement: Brad Foote, Byron Long and Harold Wilmarth. All nominees have indicated their willingness to serve as directors. Jerry Jones, whose term as director expires at the 2006 Annual Meeting, has decided against seeking reelection to allow himself to devote more time to other business obligations.

The Board of Directors has not taken a position on recommending any of the above nominees for election by the members. The eleven nominees receiving the highest vote totals will be elected as directors of East Kansas at the 2006 Annual Meeting, provided a quorum is present.

The following table contains certain information with respect to the director nominees including those persons currently serving as directors and persons nominated for election at the 2006 Annual Meeting of Members:

Name and Principal Occupation	Age	Year First Became A Director	Term Expires
William R. Pracht	48	2002	2006
Roger J. Brummel	45	2002	2006
Daniel V. Morgan	34	2002	2006
Jill A. Zimmerman	32	2002	2006
Scott A. Burkdoll	49	2002	2006
Glenn A. Caldwell	58	2002	2006
Daniel L. Guetterman	53	2002	2006
Donald S. Meats	62	2002	2006
Scott Brittenham	47	2005	2006
Charles P. Torrey	59	2005	2006
Steve Doering	55	—	—
Walter Wulf	61	—	—
John Burns	52	—	—
Brad Foote	28	—	—
Byron C. Long	43	—	—
Harold Wilmarth	65	—	—

Biographical Information About Nominees

As of May 10, 2006:

William R. Pracht, Director, Chairman/President. Mr. Pracht has served as a director on our board since its inception. For the past five years, Mr. Pracht has been a self-employed farmer/rancher working near Westphalia, Kansas. He is one of the community leaders of the Cherry Mound 4-H Club as well as a member of the Anderson County Fair Board. Mr. Pracht serves as member of the board of directors of Valley Agri-Service, Inc. He has previously served on the Kansas Livestock Association Board of Directors and Chairman of the Tax Committee.

Roger J. Brummel, Director, Vice Chairman/Vice President. Mr. Brummel has served as a director on our board since its inception. Mr. Brummel has been the manager of the family owned business, Brummel Farm Service, since 1995.

Daniel V. Morgan, Director, Secretary. Mr. Morgan has served as a director on our board since its inception. Mr. Morgan is co-owner of H&M Angus Farms, Inc., a registered Angus seedstock producer in eastern Kansas. He is also a certified crop advisor and shares a Pioneer Seed dealership with his father. He is a director of United Cooperatives and currently is its board secretary.

Jill A. Zimmerman, Director. Ms. Zimmerman has served as a director on our board since its inception. Since January 2006, Ms. Zimmerman has been employed as the executive director of the Kansas FFA Foundation. Previously, she was employed as a certified lender for United Cooperatives, Inc. since September 2005. From February 2003 to August 2005, she was employed as our equity drive coordinator. For the year prior to that, she was the Director of Value-Added Programs for the Kansas Corn Growers Association in Garnett. From May 1996 to January 2002, Ms. Zimmerman was the County Extension Agent, Agriculture for Kansas State Research and Extension, Anderson County. In addition, Ms. Zimmerman is a partner with her brother in Zimmerman Farms, a small grain farming operation consisting of wheat and grain sorghum in Sumner County, Kansas.

Scott A. Burkdoll, Director. Mr. Burkdoll has served as a director on our board since its inception. He is an owner and operator of Burkdoll Bros., Inc. a Kansas family farm corporation. Mr. Burkdoll has served as Vice President for this company since 1978. He is part owner and has served since 1989 as Secretary/Treasurer of Sunflower Pork, Inc., which produces 75,000 head of market hogs annually. Mr. Burkdoll is President of BG-5, LLC, an oil and gas production company in east central Kansas, since 1994. He is also an owner and managing member of Sunflower Central, LLC.

Glenn A. Caldwell, Director. Mr. Caldwell has served as a director on our board since its inception. He has served as the Vice-President of Caldwell Enterprises Inc. since 2000 and, in that capacity, oversees the operation of crude oil production on several oil leases in two counties. Since 1982, he has served as the President and General Manager of Caldwell Farms, Inc. operating several thousand tillable acres in 3 counties.

Daniel L. Guetterman, Director. Mr. Guetterman has served as a director on our board since its inception. He has been farming in northeast Kansas since 1969 and has been the owner/operator of DKG Farms, Inc. since 1999. In 1978, he formed Guetterman Brothers Elevator and built a grain elevator in Bucyrus. Some of his duties consisted of buying and selling grain, fertilizer, seed and chemicals. Mr. Guetterman served 9 years on the board of the Kansas Soybean Association and is currently serving his fourth year on the Kansas Corn Commission as treasurer.

Donald S. Meats, Director. Mr. Meats has served as a director on our board since its inception. He lives on a farm near LeRoy, Kansas and operates a stocker program. He retired in 2001 from the LeRoy Coop after 36 years of employment; 33 years as general manager. He is currently employed by the First National Bank of LeRoy as an Agriculture Loan Officer.

Scott Brittenham, Director. Mr. Brittenham was appointed to the board of directors on August 22, 2005 for a term ending with the election of directors by our members at the 2006 annual meeting of members. Mr. Brittenham’s appointment was pursuant to an agreement with Ethanol Capital Partners, L.P. dated May 5, 2005, in which we agreed to appoint representatives from Ethanol Capital Partners, L.P fill expected vacancies on the board of directors resulting from the departure of the Fagen, Inc. and ICM, Inc. appointed directors in connection with redemption of units from Fagen, Inc. and ICM, Inc.  Mr. Brittenham has served as the President for Ethanol Capital Partners, L.P. since April 2003. For the five years prior to that, he served as the President of Fidelity Mortgage Corporation.

Charles P. Torrey, Director. On August 22, 2005, the board of directors appointed Mr. Torrey to the board of directors for a term ending with the election of directors by our members at the 2006 annual meeting of members. Mr. Torrey’s appointment was pursuant to an agreement with Ethanol Capital Partners, L.P. dated May 5, 2005, in which we agreed to appoint representatives from Ethanol Capital Partners, L.P fill expected vacancies on the board of directors resulting from the departure of the Fagen, Inc. and ICM, Inc. appointed directors in connection with redemption of units from Fagen, Inc. and ICM, Inc.  Mr. Torrey has spent his career in the securities and energy sectors as founder and past-Chairman/CEO of Energy Search, Inc. Currently Mr. Torrey serves as President of Alternative Energy Management, LLC.

Steve Doering. Mr. Doering has been a practicing attorney since 1977. Mr. Doering is admitted to practice before the Kansas Court of Appeals, the Kansas Supreme Court, the United States District Court for the Southern District in Indiana in 1971, and the United States Court of Appeals for the Seventh Circuit in 1972. He is a member of Anderson County, Fourth Judicial Disctrict, Kansas and American Bar Associations; Kansas Trial Lawyers Association; and The Association of Trial Lawyers of America. Mr. Doering previously served on the Fourth Judicial District Nominating Commission and was a former member board of directors, past president and vice president for the Kansas School Attorneys Association. He graduated from Kansas State University with a degree in mechanical engineering in 1973 and received his juris doctorate from Kansas University in 1977.

Walter H. Wulf, Jr. Since 1972, Mr. Wulf has been employed by The Monarch Cement Company, a manufacturer and seller of portland cement. The Monarch Cement Company is a publicly reporting company. He joined the company as a district sales representative and was named assistant to the President 1980. In 1984, he was named as Executive Vice President and was promoted to President in 1997. Mr. Wulf has served as a member of the board of director for Monarch Cement Company since 1979 and in 1991 he was elected Vice Chairman of the board of directors. Since 2001, Mr. Wulf has served as Chairman of the board of director. He is also a member of the boards of directors for the American Concrete Pavement Association, American Portland Cement Alliance, the Portland Cement Association and S.E.K., Inc. Mr. Wulf is a member of the Humboldt Chamber of Commerce and the Kansas Chamber of Commerce and Industry, where he serves as a member of the Economic Development committee. He also serves as a member of the board of trustees for Midwest Research Institute.

John Burns. Mr. Burns is an owner and operator of JCB Farms, Inc. a diversified crop production company with farming operations in Cherokee County and Crawford County, Kansas. He is also a part owner of JCB Turkey Farms, a contract turkey farm. Mr. Burns serves on the board of directors, audit committee and patronage committee for Frontier Farm Credit. Mr. Burns is a former member and chairman of the Kansas Extension Council and former member of the nominating committee for the Producers Coop Girard, Kansas.

Brad Foote. For the past five years, Mr. Foote has been the owner and operator of Foote Cattle Co., LLC, a diversified cattle feeding, ranching, trucking and farming operation. He is a 1999 graduate of Kansas State University with a degree in animal science and industry.

Byron C. Long. Since 2004, Mr. Long has been employed as a district controller for Allied Waste Services, where he is responsible for supervising a staff of four, ensuring reporting accuracy and financial statement for three business units of the company. For the year prior to joining Allied Waste Services, he was employed as a general manager for Prairie Financial Services, a financial advising firm. From 1995 to 2003, Mr. Long was a financial services manager for Coca-Cola USA Fountain, Inc., where he supervised a staff of five and ensured reporting accuracy and financial activities for a twelve state $140 million business. Prior to that, he held various accounting and financial positions with Hallmark Cards, Inc., Occidental Petroleum Corporation and Arthur Anderson & Co. Mr. Long received a bachelors of science, with distinction, from the University of Kansas in accounting and business administration and a masters of business administration in finance and strategic planning from the Fuqua School of Business at Duke University.

Harold Wilmarth. Mr. Wilmarth owns and operates a row crop farm in northwest Missouri near Maryville, Missouri. In addition, for 27 years, he owned and operated a grain and farm supply business in Maryville, Missouri until he sold the farm supply business in 1998 and the grain operation in 2004. He is a past president of the United Suppliers board of directors. Mr. Wilmarth currently serves as member of the board of directors for Good View, LLC and United Energy Group, LLC.

Biographical Information on Officers and Significant Employees

William R. Pracht, Chief Executive Officer – Age 48. Mr. Pracht has served as our Chief Executive Officer since our inception. Mr. Pracht currently serves as Chairman of our Board of Directors and President of East Kansas. He is anticipated to hold the office of Chief Executive Officer until the earlier of his resignation, death, disqualification or removal from office by the Board of Directors.

Thomas D. Leitnaker, Chief Financial Officer – Age 52. Mr. Leitnaker joined us on July 1, 2005 as Controller, and commenced his duties as Chief Financial Officer on August 1, 2005. Mr. Leitnaker was employed as the controller for Kalmar Industries USA, Inc. from 1990 to June 2004.

Mike Goblirsch, General Manager – Age 50. Pursuant to the Management Agreement we entered into with United Bio Energy Management, LLC (“UBE Management”), UBE Management supervises and directs the general operations of the plant, including hiring and employing a full-time general manager, who is based on site at our plant and who works exclusively for us. Accordingly, the general manager is not our employee. UBE Management hired Mike Goblirsch as the general manager for our plant. Prior to his employment with UBE Management, Mr. Goblirsch spent 20 years in domestic and international management positions with ConAgra Foods and Cargill, Inc. where he had responsibility for consumer foods and commodity feedstuffs.

Derek Peine, Plant Manager – Age 32. Under our Management Agreement with UBE Management, we are responsible for hiring and employing our plant manager. On May 5, 2005, Derek Peine joined us as our plant manager. Prior to joining us, Mr. Peine was employed with Cargill, Inc. since 1997. At Cargill, Inc., he held progressively responsible positions, leaving as the Water/Wastewater Manager for Cargill, Inc.’s Eddyville, Iowa plant.

Involvement in Certain Legal Proceedings

One of our directors, Donald S. Meats, is subject to a continuing Cease and Desist Order originally entered by the State of Kansas Securities Commissioner on November 27, 1996. This order required him to cease and desist from the sale of unregistered securities. Mr. Meats, along with others, was found to have participated in a program several years before his involvement with our organization which was determined to have violated the securities laws of the State of Kansas as it constituted the unlawful sale of unregistered securities. Mr. Meats cooperated in the investigation of this matter and no further action was taken against him. Mr. Meats did not participate in the sale of our membership units during our previous offerings and will not participate in the sale of our membership units for any future offering.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table set forth all compensation paid or payable by us during the last three fiscal years to our Chairman, President and Chief Executive Officer. We did not have any compensatory security option plan for our executive officers and directors in place as of December 31, 2005. Further, as of December 31, 2005, none of our directors or officers had any options, warrants, or other similar rights to purchase securities of East Kansas.

Summary Compensation Table

	Annual Compensation
Name & Principal Position	Fiscal Year	Salary	Bonus
William R. Pracht,	2005	$1,200	$1,500
Chairman, President & Chief Executive Officer	2004	$1,200	0
	2003	$800	0

Compensation of Directors

In May 2003, our board of directors approved a director compensation policy. The policy provided for payment to directors of a $100 fee based on attendance at the regular monthly board meeting and reimbursement of our directors and officers for reasonable out-of-pocket expenses incurred relating to services rendered on our behalf. In addition, in December 2005, we awarded a cash bonus to our current directors of $1,500 each.

On January 23, 2006, our board of directors approved a revised director compensation policy effective for fiscal year 2006. The revised policy also provides for payment to directors of a fee based on attendance at the regular monthly board meeting. The fees we pay to our directors under the revised policy are as follows: $400.00 per meeting attended to the Chairman, $300.00 per month to our directors who are also serve as officers (Secretary and Vice-President) and $200.00 per month to the other directors. We also pay directors $100 per meeting for attendance at committee meetings. We will not pay the fee if the director does not attend the monthly meeting or committee meeting. We will also pay for mileage to and from the meeting at the standard mileage rate established from time to time by the IRS and will pay quarterly travel expenses for board members who reside outside of Kansas. We will continue to reimburse our officers and directors for reasonable out-of-pocket expenses incurred relating to services rendered on our behalf.

Employment Agreements with Directors or Officers

On February 10, 2003, we entered into an employment agreement with Jill A. Zimmerman, one of our directors and our former Treasurer and Chief Financial Officer. Under the agreement, we engaged Ms. Zimmerman as a full-time equity drive coordinator and her duties as equity drive coordinator included monitoring project development, public relations and other on-site development issues. In July 2005, we terminated our employment agreement with Ms. Zimmerman upon completion of our equity drive. The contract provided that we pay Ms. Zimmerman $37,700.00 annually plus a $101.75 monthly stipend for her services. Pursuant to her employment agreement with us, Ms. Zimmerman was compensated a total of $33,202.02, $45,692.72 and $33,951.23 in cash in fiscal years 2003, 2004 and 2005, respectively. She also received 5 units totaling $5,000 as a bonus for her services in fiscal year 2004.

On June 29, 2005, we entered into an employment agreement with our controller, Thomas D. Leitnaker. Pursuant to his employment agreement, Mr. Leitnaker will receive a base salary and will be eligible for an annual bonus based on overall financial performance of East Kansas compared to budgeted guidelines. On August 1, 2005, our board of directors appointed Mr. Leitnaker to the position of Chief Financial Officer and terminated the position of Treasurer, formerly held by Jill A. Zimmerman, one of our directors. The duties formerly performed by the Treasurer have been transferred to the Chief Financial Officer.

We do not have any employment agreements with any other officer or director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our units as of May 10, 2006, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding units:

Title of Class	Name and Address	Amount and Nature of Beneficial Owner	Percent of Class
Membership Units	Energy Investors, LLC 310 N. First Street P.O. Box 397 Colwich, KS 67030	1,900	8.0%
Membership Units	Ethanol Capital Partners, LP Rockefeller Center 1230 Avenue of the Americas, 7th Floor New York, New York 10020	5,550	23.3%
Membership Units	Hoxie Feedyard, Inc. P.O. Box 65 Hoxie, KS 67740	1,450	6.1%

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our units as of May 10, 2006, by our directors and executive officers:

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class

Membership Units	William R. Pracht	85 Units	(3)		*

Membership Units	Roger J. Brummel	110 Units	(4)		*

Membership Units	Jill A. Zimmerman	20 Units			*

Membership Units	Daniel V. Morgan	10 Units	(5)		*

Membership Units	Scott A. Burkdoll	127 Units	(6)		*

Membership Units	Glenn A. Caldwell	100 Units	(7)		*

Membership Units	Daniel L. Guetterman	86 Units	(8)		*

Membership Units	Donald S. Meats	10 Units			*

Membership Units	All directors	548 Units		2.3%

(1)	The address of each individual is in care of us at P.O. Box 225, 1304 S. Main, Garnett, Kansas 66032.
(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities.
(3)	Units held in joint tenancy with spouse.
(4)	Units held by Brummel Farm Service, Inc. and Mr. Brummell is a principal of that business.

(5)	Includes 10 units held in the name of H & M Angus Farms, Inc., and Mr. Morgan is a principal of that business.
(6)

Includes 60 units held in joint tenancy with spouse, 50 units held by Burkdoll Bros., Inc., 5 units held by Sunflower Pork, Inc and 12 units held by BG-5, LLC. Mr. Burkdoll is an owner of Burkdoll Bros., Inc., Sunflower Pork, Inc. and BG-5, LLC.

(7)	Includes 50 units held in the name of Caldwell Enterprises, Inc. and 50 units held in the name of Caldwell Farms, Inc. Mr. Caldwell is a majority owner of these businesses.
(8)

Includes 30 units held in the name of DKG Farms, Inc., of which Mr. Guetterman is the sole owner, and 56 units held in the name of Fuel For the Future Investments, of which Mr. Guetterman is a principal owner.

* Less than 1%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our officers and directors, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2005.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The Board of Directors generally meets once per month. The Board of Directors held 19 regularly scheduled meetings and one (1) special meeting during the fiscal year ended December 31, 2005. Each director attended at least 75% of the meetings of the Board of Directors during the fiscal year ended December 31, 2005, except for the following directors:  Scott Brittenham and Charles P. Torrey. The absences by Scott Brittenham and Charles P. Torrey were due to the fact that they were not members of the Board of Directors for the full year, and thus were not entitled to attend 75% of the meetings.

The Board of Directors does not have a formalized process for holders of membership units to send communications to the Board of Directors. The board of directors feels this is reasonable given the accessibility of our directors. Members desiring to communicate with the board of directors are free to do by contacting a director via our website, fax, phone or in writing. The names of our directors are listed on our website at www.ekaellc.com/board.htm.

The Board of Directors does not have a policy with regard to directors’ attendance at annual meetings. Last year, all directors attended our annual meeting. Due to this high attendance record, it is the view of the Board of Directors that such a policy is unnecessary.

Audit Committee

The audit committee of the Board of Directors operates under a charter adopted by the Board of Directors in fall 2004, a copy of which is attached to this Proxy Statement as Appendix I. Under the charter, the audit committee must have at least three members. The Board of Directors appointed Daniel V. Morgan, Doug Strickler, Glenn A. Caldwell, and Daniel L. Guetterman. Doug Strickler resigned effective January 24, 2005 and no replacement has yet been appointed to the Audit Committee. The audit committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, a majority of our audit committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350. The Board of Directors has determined that we do not currently have an audit committee financial expert serving on our audit committee. We do not have an audit committee financial expert serving on our audit committee because no member of our Board of Directors has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-K and the Board of Directors has not yet created a new director position expressly for this purpose. The Board of Directors intends to consider such qualifications in future nominations to our Board of Directors and appointments to the audit committee. The audit committee held four (4) meetings during the fiscal year ended December 31, 2005. All of our audit committee members attended at least 75% of the audit committee meetings.

Audit Committee Report

The audit committee delivered the following report to the Board of Directors of East Kansas on January 23, 2006. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The audit committee reviews our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 31, 2005. The committee has discussed with Eide Bailly LLP, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The committee has received and reviewed the written disclosures and the letter to management from Eide Bailly LLP, as required by Independence Standards Board Standard No. 1, and has discussed with the auditors the auditors’ independence. The committee has considered whether the provision of services by Eide Bailly LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in our Forms 10-QSB are compatible with maintaining Eide Bailly LLP’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements referred to above be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

Audit Committee
Daniel V. Morgan
Glenn A. Caldwell
Daniel L. Guetterman

Independent Registered Public Accounting Firm

The audit committee selected Eide Bailly LLP as independent registered public accountants for the fiscal year January 1, 2005 to December 31, 2005. A representative of Eide Bailly LLP is expected to be present at the annual meeting of members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Eide Bailly LLP) to East Kansas for the fiscal year ended December 31, 2005, and the fiscal year ended December 31, 2004 are as follows:

Category	Year	Fees
Audit Fees(1)	2005 2004	$ $	70,522 44,080
Audit-Related Fees	2005 2004	$ $	5,555 9,328
Tax Fees	2005 2004	$ $	0 0
All Other Fees	2005 2004	$ $	0 0

(1)   Audit fees also consist of review of statutory and regulatory filings and research and consultation related to such filings.

Prior to engagement of the principal independent registered public accountants to perform audit services for East Kansas, the principal accountant was pre-approved by our Audit Committee pursuant to our policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Audit Committee.

Nominating Committee

The Board of Directors formed a nominating committee on January 23, 2006 and appointed Scott A. Burkdoll, chairman (director), Daniel L. Guetterman (director) and Bill Barnes (member) to the nominating committee. The nominating committee did not meet during fiscal year ended December 31, 2005.

The nominating committee oversees the identification and evaluation of individuals qualified to become directors and recommends to the board of directors the director nominees for each annual meeting of the members. Pursuant to our amended and restated operating agreement, this is the first year since our inception that directors are up for election. All incumbents chose to run for re-election and the nominating committee accepted all of the incumbents as nominees. The major responsibilities of the nominating committee are to:

•                  Develop a nomination process for candidates to the board of directors;

•                  Establish criteria and qualifications for membership to the board of directors;

•                  Identify and evaluate potential director nominees;

•                  Fill vacancies on the board of directors; and

•                  Recommend nominees to the board of directors for election or re-election.

The nominating committee does not operate under a charter and it does not have a policy with regard to the consideration of any director candidates recommended by members. We are in the process of developing our nominating committee charter, which will outline these policies. We feel that this is appropriate given that we have not held any director elections since our inception and the recent formation of our nominating committee. Pursuant to our amended and restated operating agreement, our first election of directors is to be held one year after substantial completion of the ethanol production facility and on an annual basis thereafter. Since we completed the ethanol plant in summer 2005, this is the first annual meeting at which directors will be elected. The nominating committee intends to adopt a charter and develop policies and procedures for evaluating potential director candidates whether presented by members or selected by the nominating committee. The nominating committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of our nominating committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350.

In addition, nominations for the election of directors may also be made by any member entitled to vote generally in the election of directors. In accordance with our amended and restated operating agreement, a member desiring to nominate one or more persons for election as a director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of East Kansas at least 60 days, but not more than 90 days, prior to the annual meeting. This notice must contain: (i) the name and address of record of the member who intends to make the nomination; (ii) a representation that the member is holder of units of East Kansas entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a director of East Kansas if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the director’s seat to be filled at the next election of directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

Compensation Committee

East Kansas does not currently have a standing compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships exist between any of the directors of the board, officers, or key employees of East Kansas. We consider all of our directors, other than Messrs. Jones, Brittenham and Torrey, to be our founders and promoters. We also consider two of our former directors, Douglas L. Strickler and James A. Westagard, as our founders and may be considered promoters. Since our inception, we have engaged in a number of transactions with related parties, including our promoters, directors, officers or 5% unit holders and their affiliates. Management believes that these transactions were as favorable as those that could have been obtained in an arms-length transaction.

The following is a discussion of the transactions we have engaged in during the past two years or plan to engage in with related parties:

Project Coordinator Agreement with Jill A. Zimmerman

On February 10, 2003, we entered into an employment agreement with Jill A. Zimmerman, one of our directors and our former Treasurer and principal financial officer. Ms. Zimmerman is also a member of the Company. Under the agreement, we engaged Ms. Zimmerman as a full-time equity drive coordinator until July 2005 when we terminated our second registered offering. See “COMPENSATION OF DIRECTORS AND EXECUTIVE – Employment Agreements with Directors and Officers” for a more detailed discussion of our employment agreement with Ms. Zimmerman and her compensation thereunder.

Agreement with Mike Burns

In June 2005, we entered into a preliminary verbal agreement with Mike Burns, a member of East Kansas, for compacted fill to be used in connection with dirt work for our rail spur. On October 11, 2005, we entered into a definitive written agreement with Mr. Burns for approximately 720,000 cubic yards of compacted fill in exchange for payment of $300,000 to be paid in three equal payments of $100,000. As of December 31, 2005, we have paid all amounts due under the agreement.

Agreements with United Bio Energy, LLC Subsidiaries

We have entered into operating contracts with United Bio Energy Management, LLC, United Bio Energy Fuels, LLC, United Bio Energy Ingredients, LLC and United Bio Energy Trading, LLC, all subsidiaries of United Bio Energy, LLC, of Wichita, Kansas. Under the terms of these agreements, we will be paying subsidiaries of United Bio Energy, LLC a significant amount in fees for the management of our plant, marketing of our ethanol and distillers grains and overall risk management services. United Bio Energy, LLC was majority owned by Dave Vander Griend through ICM Marketing, Inc. and by Ron Fagen through Fagen Management, LLC. However, in the second quarter of 2005, United Bio Energy, LLC merged with US BioEnergy Corporation. US BioEnergy Corporation builds and operates biofuel production facilities which may be in competition with our plant. See “DISCRIPTION OF BUSINESS” in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for a more detailed discussion of these agreements.

Purchases of Raw Grains

On November 12, 2004 we entered into a Raw Grains Agreement with United Bio Energy Ingredients, LLC (“UBE Ingredients”). The Raw Grains Agreement provides for our purchase of all raw grains necessary for ethanol production from UBE Ingredients for a period of at least 5 years. Pursuant to the agreement, UBE

Ingredients will use its best efforts to arrange for the purchase of grain at the lowest price available under prevailing market conditions. From time to time, UBE Ingredients has and may continue to contract to purchase corn and/or milo from individuals serving on our board of directors, as well as our members. However, these contracts have been and will continue to be on the same terms and conditions as contracts with non-affiliated third parties. For the year ending December 31, 2005, UBE Ingredients purchased approximately 384,000 bushels of corn and milo from our promoters, directors, officers or 5% unit holders and their affiliates, which constitutes approximately 5% of the aggregate corn and milo purchases by UBE Ingredients on our behalf.

Unit Purchase and Redemption Agreement with ICM, Inc. and Fagen, Inc.

On October 11, 2004, we executed a Unit Purchase and Redemption Agreement with ICM, Inc. and Fagen, Inc. in which we agreed to issue a total of 6,250 units to them in exchange for their combined capital contribution of $6,250,000. On January 19, 2005, we issued 6,250 of our units to ICM, Inc. and Fagen, Inc. at a purchase price of $1,000 per unit in exchange for a combined capital contribution from them of $6,250,000. Pursuant to the Unit Purchase and Redemption Agreement, we agreed to redeem all 6,250 units from ICM, Inc. and Fagen, Inc. using the proceeds from the sale of units in a registered offering or, to the extent the offering was unsuccessful, from cash flow generated by operations subject to certain loan covenants, restrictions and tax distributions.  Under the Unit Purchase and Redemption Agreement, we agreed to redeem the units at a redemption price of $1,100 per unit if we were able to raise at least $6,875,000 in a future registered offering, or if the offering was unsuccessful at the fair market value of the units at the time of redemption. In connection with this capital contribution, we amended our operating agreement to allow ICM, Inc. and Fagen, Inc. to appoint a total of 3 directors to our board of directors, subject to our ability to terminate one of their director positions for every $2,000,000 in redemption payments made to either or both of ICM, Inc. and Fagen, Inc. Effective January 24, 2005, Douglas L. Strickler and James A. Westagard resigned as directors of East Kansas Agri-Energy, LLC. Mr. Strickler and Mr. Westagard had served as directors since our inception. Following their resignations, on February 1, 2005, ICM, Inc. and Fagen, Inc. appointed their three directors - Brian Thome, Dave Vander Griend, and Jerry Jones.  On August 1, 2005, we redeemed all 6,250 units from Fagen, Inc. and ICM, Inc. at a total redemption price of $6,875,000.  Therefore, pursuant to the Agreement, the terms of directors appointed by ICM, Inc. and Fagen, Inc. expired. Therefore, pursuant to the Agreement, the terms of directors Brian Thome, Jerry Jones, and Dave Vander Griend expired. However, the board of directors re-appointed Jerry Jones to the board of directors on August 22, 2005 for a term ending with the election of directors by our members at the 2006 annual meeting of members. Mr. Thome and Mr. Vander Griend are no longer serving on our board of directors.

Promissory Note and Security Agreement with ICM, Inc.

On May 10, 2005, we entered into an agreement with ICM, Inc. for the purchase of a steam turbine generator. In order to finance the purchase of the generator, we executed a promissory note for $1,760,274 at an interest rate of 1% plus the prime rate payable to ICM, Inc and granted a security interest in a steam turbine generator to ICM, Inc. as collateral for the loan. Under the terms of the promissory note, we agree to make quarterly installment payments of principal and interest with the balance due on July 1, 2008. On March 1, 2006, this loan was paid in full.

MEMBER NOMINATIONS FOR DIRECTOR POSITIONS

At the Special Meeting of members held on September 16, 2004, the members of East Kansas approved an amendment of our amended and restated operating agreement with respect to the procedures for member nomination of director nominees. This amendment requires any member wishing to submit director nominations to do so not less than 60 days nor more than 90 days prior to our annual meeting. If a member nominates a candidate for election to the board in compliance with the provisions of the operating agreement but fails to submit the nomination by the deadline set forth in the amendment, the board will have the discretion to determine whether it has sufficient time to include the nomination in the Company’s proxy statement. If the board decides that it does not have sufficient time to amend its proxy statement to include the nomination, it shall notify the member of such fact and the member may choose to proceed with preparation and delivery of its own proxy statement to members in which the member’s nomination for election to the board of directors is identified and described.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report for fiscal year 2005 accompanies the mailing of this Proxy Statement. The 2005 Annual Report includes Parts 1 and II, including the financial statements and the notes thereto, of our Annual Report of Form 10-KSB to the Securities and Exchange Commission for the fiscal year ended December 31, 2005.

We will provide a copy Form 10-KSB upon written request without charge. We will provide a copy of Exhibits to the 10-KSB upon written request and payment of specified fees. The written request for such Form 10-KSB and/or Exhibits should be directed to Tom Leitnaker, Controller and Chief Financial Officer of East Kansas Agri-Energy, LLC at P.O. Box 225, 1304 S. Main, Garnett, Kansas 66032. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in East Kansas on May 10, 2006. The Form 10-KSB complete with exhibits is also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov).

Appendix I

EAST KANSAS AGRI-ENERGY, L.L.C.

CHARTER OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

The Audit Committee (“Committee”) is appointed by the Board of Directors (“Board”) of East Kansas Agri-Energy, L.L.C. (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:

•      Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

•      Appoint, compensate, retain and monitor the independence and qualifications of the Company’s independent auditors (also referred to herein as external auditors);

•      Monitor the performance of the Company’s internal audit function and independent auditors;

•      Provide an avenue of communication among the independent auditors, management, and the Board; and

•      Prepare an Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

II. Authority

The Committee shall have the authority to conduct or authorize any investigation appropriate to fulfill its responsibilities, and is empowered to:

•      Appoint, compensate, retain and oversee the work of the independent auditors who are employed by the Company to conduct the annual audit and who shall report directly to the Committee;

•      Retain independent legal counsel and other advisers as it deems necessary in the performance of its duties;

•      Resolve any disagreements between management and the independent auditor regarding financial reporting;

•      Pre-approve all auditing and permitted non-audit services performed by the Company’s independent audit firm;

•      Seek any information it requires from employees, all of whom are directed to cooperate with the Committee’s requests, or external parties;

•      Meet with Company officers, external auditors, and outside counsel, as necessary;

•      Delegate authority to subcommittees including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting; and

•      Determine appropriate funding for the Company’s payment of compensation to the independent auditors for issuing an audit report or performing other audit review or attestation services for the Company

•      Determine appropriate funding for the Company’s payment of compensation to any other advisers employed by the Committee.

III. Composition

1.     Committee members’ qualifications shall meet the requirements as may be set by the Board from time to time, in addition to all applicable legal and regulatory requirements.

2.     The Committee shall be comprised of at least three directors of the Company, all in good standing, each of whom must (i) be an independent director as prescribed by law and the Board; (ii) not have participated in the preparation of the financial statements of the Company or any subsidiary thereof at any time during the past three years; and (iii) be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, statement of members’ equity and cash flow statement.

3.     In addition to the aforementioned requirements, a director will NOT be considered independent for purposes of this Article III, if such director:

(a)           Is an employee of the Company or any current subsidiary of the Company;

(b)           Has accepted or has a family member who has accepted payments from the Company or any of its subsidiaries in excess of $60,000, other than as compensation for board or board committee service, payments arising solely from investments in the Company’s securities, compensation paid to a family member who is a non-executive employee of the Company, benefits under a tax-qualified retirement plan, or non-discretionary compensation, or certain permitted loans;

(c)           Has a family member who is employed by the Company or any of its subsidiaries as an executive officer;

(d)           Is or has a family member who is a partner or controlling shareholder or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services that exceeds 5% of the recipient’s consolidated gross revenues of that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

(e)           Is or has a family member who is employed as an executive officer of another entity where any of the executive officers of the company serve on the compensation committee of such other entity; or

(f)            Is or has a family member who is a current partner of the Company’s outside auditor who worked on the Company’s audit;

3.             Committee members and a Committee chair shall be recommended and appointed by the Board.

IV. Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet (i) separately; (ii) periodically with management: (iii) with internal auditors, if any; and (iv) with external auditors. The Committee may request any officer or employee of the Company, the Company’s outside counsel, and/or the independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. All members are expected to attend each meeting, in person or via tele- or video-conference.

The minutes of each meeting are to be prepared at the direction of the Audit Committee Chair and sent to Committee members and all other directors. Copies are to be promptly provided to the independent auditors and the Company’s legal counsel.

V. Scope of Responsibilities and Duties

A.            Charter Review

1.     Review and reassess the adequacy of this charter annually.

2.     Consider changes that are necessary as a result of new laws and regulations.

3.     Recommend any proposed changes to the Board. Submit the charter to the Board for approval and publish the document as required.

B.            Financial Reporting

1.     Review the Company’s annual audited financial statements and the documents containing such filings prior to filing or distribution. The review should include discussions with management and independent auditors about the following:

•      Significant issues regarding accounting principles, practices, audit findings, disclosures, judgments and any other requirements under accounting standards and rules;

•      Complex or unusual transactions and areas in which an unusual degree of judgment must be exercised;

•      The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•      “Quality of earnings” of the Company from a subjective as well as objective standpoint.

•      Effectiveness of price protection strategies in place for commodity and other inputs.

2.     Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgment made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3.     Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditors activities or on access to requested information, and any significant disagreement with management.

4.     Discuss the annual audited financial statements and quarterly financial statements with management and external auditors, including the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the report. Consider any items required to be communicated by the independent auditors in accordance with SAS 61, which is attached to this charter as Exhibit 1.

5.     Review disclosures made by CEO and CFO in the Forms 10-KSB or 10-K and 10-QSB or 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal control.

C.            Internal Control

1.     Consider the effectiveness of the Company’s internal control system, including information technology, security and control.

2.     Understand the scope of the external auditor’s review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

D.            Internal Audit

In the event the Company employs an internal audit department, the Committee shall:

1.     Review with management the charter, plans, activities, staffing and organizational structure of the internal audit function.

2.     Review the effectiveness of the internal audit function.

E.             Independent Auditors

1.     Each year, the Audit Committee shall review the independence and performance of the independent auditors and retain or discharge the independent auditors as circumstances warrant. In performing this review, the Committee shall:

(a)   Obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal or peer quality-control review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and in order to assess the auditor’s independence, all relationships between the independent auditor and the Company.

(b)   Take into account the opinions of management and, in the event the Company has employed an internal audit, the opinions of the internal audit department.

(c)   Present its conclusions with respect to the external auditor to the Board.

2.     Prescribe such policies and procedures as the Committee deems appropriate pertaining to relationships with the independent auditors, including clear hiring policies for employees and former employees of the independent auditors.

3.     Approve the independent auditors’ engagement terms and fees for annual audit services as well as advance approval of all non-audit engagements with that firm. Any such approval of non-audit services by the independent auditor shall be disclosed in SEC reports as prescribed by law.

4.     On at least an annual basis, review a formal, written statement from the independent auditors on such matters as are prescribed by law, including all relationships between the auditors and the Company or its management. Discuss with the independent auditors all significant relationships they have with the Company and their impact on the auditors’ objectivity and independence, including non-audit services and the fees proposed and charged therefore. The Audit Committee must take appropriate action in response to these matters to satisfy itself of the auditors’ independence.

5.     Review the independent auditors’ audit plan; discuss scope, staffing, locations, reliance upon management, and general audit approach, including coordination of audit effort with the internal audit department, if any.

6.     Ensure the rotation of the lead audit partner and other audit partners as required by law, and consider whether there should be regular rotation of the audit firm itself.

7.     Present its conclusions with respect to the independent auditor to the Board.

8.     Meet separately with the external auditors on a regular basis to discuss any matters that the committee or auditors believe should be discussed outside the presence of the full board.

9.     Review all material written communications between the independent auditors and management, e.g., management letter, schedule of unadjusted differences and/or reportable conditions letter.

F.             Compliance

1.     At least once annually, review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations (in coordination with other committees), and inquiries received from regulators or governmental agencies.

2.     Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.     Review the process for communicating the Code of Ethics to appropriate company personnel, and for monitoring compliance therewith.

4.     Obtain regular updates from management and Company legal counsel regarding compliance matters.

G.            Reporting Responsibilities

1.     Annually prepare such report and certification to unit-holders as required by SEC regulations.

2.     Report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and, in the event the Company has employed an internal audit department, the performance of the internal audit function.

H.            Other Audit Committee Responsibilities

1.     Discuss and review with management the Company’s major policies with respect to risk assessment and risk management.

2.     As considered necessary by the Committee, review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites, including the use of the Company’s assets.

3.     Perform any other activities consistent with this Charter, the Company’s operating agreement, and governing law, as the Committee or the Board deems necessary or appropriate.

4.     Periodically review materials or receive education on audit committee-related and new accounting and auditing-related developments and best practices.

5.     Annually evaluate the Committee’s performance of its responsibilities, confirm that all responsibilities outlined in this charter have been carried out, and create an agenda for the ensuing year.

EAST KANSAS AGRI-ENERGY, LLC	MEMBER NAME:
2006 Annual Meeting – Saturday, June 10, 2006
For Unit Holders as of May 10, 2006	NUMBER OF MEMBERSHIP UNITS:
Proxy Solicited on Behalf of the Board of Directors
Vote by Mail or Facsimile:
ELECTION OF ELEVEN DIRECTORS	1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card below
(Check only eleven (11) boxes below. You may withhold authority to vote for any one or more of the following nominees by striking through the name of the nominee.)	3) Sign and date the proxy card 4) Return the proxy card in the envelope provided or via fax to (785) 448-2884 no later than 1:00 p.m. on June 8, 2006

PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK	To assist us in planning, please indicate whether you plan to ---------->>> ☒ attend the Annual Meeting of Members. We look forward to seeing you there.

William R. Pracht, Incumbent---------------------------------------------------->> ☒	Even if you plan to attend the Annual Meeting, you can be sure your units are represented at the meeting by returning your proxy by 1:00 p.m. on June 8, 2006.
Roger J. Brummel, Incumbent---------------------------------------------------->> ☒
The undersigned hereby appoints William R. Pracht, Chairman, and Daniel V.
Daniel V. Morgan, Incumbent---------------------------------------------------->> ☒	Morgan, Secretary, and each or either of them, with the power of substitution, as
Proxies to represent the undersigned and to vote as designated to the left, at the
Jill A. Zimmerman, Incumbent--------------------------------------------------->> ☒	Annual Meeting of Members to be held on Saturday, June 10, 2006, at the
Anderson County Junior/Senior High School in Garnett, Kansas, and at
Scott A. Burkdoll, Incumbent----------------------------------------------------->> ☒	adjournment thereof, on any matters coming before the meeting.

Glenn A. Caldwell, Incumbent---------------------------------------------------->> ☒	You are encouraged to specify your choices by marking the appropriate boxes on the left. This proxy card, if signed and returned, will be voted in accordance with
Daniel L. Guetterman, Incumbent----------------------------------------------->> ☒	your instructions on the left and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the meeting. The
Donald S. Meats, Incumbent------------------------------------------------------>> ☒	Proxies cannot vote your units unless you sign and return this card.

Scott Brittenham, Incumbent----------------------------------------------------->> ☒	If you sign, but do not specify how this proxy card should be voted, it will be voted FOR the election of William R. Pracht, Roger J. Brummel, Daniel V.
Charles P. Torrey, Incumbent---------------------------------------------------->> ☒	Morgan, Jill A. Zimmerman, Scott A. Burkdoll, Glenn A. Caldwell, Daniel L.
Guetterman, Donald S. Meats, Scott Brittenham and Charles P. Torrey.
Steve Doering, nominated by Nominating Committee------------------------->> ☒
Signature:
Walter Wulf, nominated by Nominating Committee-------------------------->> ☒
Date:
John Burns, nominated by Nominating Committee--------------------------->> ☒
Signature:
Brad Foote, nominated by Unit Holder Petition-------------------------------->> ☒
Date:
Byron C. Long, nominated by Unit Holder Petition--------------------------->> ☒
Please sign exactly as your name appears hereon. Joint owners should each sign.
Harold Wilmarth, nominated by Unit Holder Petition------------------------>> ☒	When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

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communications in lieu of paper ones.

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